Exhibit 10.6

Lease Agreement

Section 1

Parties

This lease is made between MarCor Properties, a partnership comprised of James R. Corley and Mark A. Bowers, hereinafter referred to as lessor, and Commerce Union Bank, a Tennessee Corporation, hereinafter referred to as lessee.

Section 2

Description of Leased Premises

Lessor agrees to lease to lessee and lessee agrees to lease from lessor, approximately 1,000 sf presently known as Suite A, hereinafter referred to as “the premises”, located in the southwest corner of the building known as 922 Harpeth Valley Place, Nashville, TN 37221, hereinafter referred to as “the building”. Lessee stipulates that they have examined the premises, including the related grounds, buildings and improvements, and that they are, at the same time of this lease, in good order, repair and in a safe, clean and tenable condition.

Section 3

Term

The premises is leased for a term to commence on February 1, 2013, and to end on January 31, 2014, or on such earlier date as this lease may terminate as provided below, or such other date as may be extended as provided below, except that, if any such date falls on a Sunday or a holiday, then this lease shall end on the business day next preceding the above-mentioned date.

Section 4

Rent

The total annual rent is the sum of $17,400.00, which sum is payable in equal monthly installments of $1,450.00, in advance, on the first day of each calendar month during the term. It is expressly agreed that timely payments of rent are of the essence. Lessee acknowledges that late payments of rent may cause lessor to incur costs and expenses, the exact amount of such costs being difficult and impractical to determine. Therefore, lessee agrees to pay a late charge of Fifty Dollars ($50.00) if rent is not received by lessor by the 5th day of the month in which it is due, regardless of the cause, including dishonored checks, time being of the essence. Lessee further agrees to pay a late charge of Ten Dollars ($10.00) for each subsequent month such rent is not received. Any payments received by lessor will be applied first towards late fees and/or other additional charges, then toward rent. An additional service charge of twenty-five dollars ($25.00) will be paid to lessor for dishonored checks. If any of lessee’s checks are returned unpaid, lessor shall have the right to demand cash or certified funds on all future payments.

Section 5

Option to Renew

At the end of the initial term of this lease, lessee shall have the option to renew the lease for an additional period of twelve (12) months. Lessee must furnish Lessor with written notice of an intention to exercise this option to renew prior to 60 days before the end of the initial lease term. The rent payable during this first extension shall remain at the annual rent of $17,400.00, payable in equal monthly installments of $1,450.00 in advance, on the first day of each calendar month.

At the end of this first extension period and at the end of each subsequent extension period, lessee shall have the option to renew the lease for an additional period of twelve (12) months subject to the consent of lessor. Lessee must furnish lessor with written notice of an intention to exercise this option to renew prior to 60 days before the end of the expiring lease term. Upon receipt of this notice from lessee, lessor shall have 10 days to object in writing to the extension of the lease. If lessor so objects, the lease shall end with the expiring lease term. If lessor does not object, the lease shall be renewed for an additional twelve (12) month period and the rent payable during the new extension period shall be subject to renegotiation.

Section 6

Use and Occupancy

Lessee shall use and occupy the premises as offices for lessee and for no other purpose. Lessor represents that the premises may lawfully be used for this purpose.

Section 7

Place for Payment of Rent

Lessee shall pay rent, and any additional rent as provided herein, to lessor at 922 Harpeth Valley Place, Nashville, TN 37221, or at such other place as lessor may designate in writing, without demand and without counterclaim, deduction, or setoff.

Section 8

Care and Repair of Premises

Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances, and shall, in the use and occupancy of the premises, conform to all laws, orders, and regulations of the federal, state, and municipal governments or any of their departments. Lessor shall make all necessary repairs to the premises, except where the repair has been made necessary by misuse or neglect by lessee or lessee’s agents, servants, visitors or licensees. All improvements made by lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of lessor upon installation.

Not later than the last day of the term lessee shall, at lessee’s expense, remove all of lessee’s personal property and those improvements made by lessee which have not become the property of lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property and improvements; and surrender the premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by lessee or lessee’s agents, servants, visitors or licensees, excepted. All property of lessee remaining on the premises after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by lessor, and lessee shall reimburse lessor for the cost of such removal. Lessor may have any such property stored at lessee’s risk and expense.

Section 9

Insurance

Lessor shall be responsible for providing casualty insurance on the premises. Lessee shall bear the risk of loss of any personal property on the premises owned by lessee and lessor shall not be liable for any damage to personal property of lessee or theft thereof. It is understood and agreed that lessor will provide no insurance coverage on any of lessee’s property. Lessee shall maintain general liability insurance covering the premises and lessor against claims on account of bodily injury and property damage incurred upon or about all or any portion of the premises related in any way to the actions of lessee and those of its agents, servants, visitors or licensees. Lessee agrees to indemnify, defend, and save harmless lessor from any and all lawsuits, claims, demands, damages, consequential damages, interest, litigation, liabilities, losses, expenses, court costs and attorney fees related to claims arising out of or on account of any injuries to persons (including death resulting therefrom), or any damage to any property and property rights related in any way to the actions of lessee and those of its agents, servants, visitors or licensees.

Section 10

Alterations, Additions or Improvements

Lessee shall not, without first obtaining the written consent of lessor, make any alterations, additions or improvements in, to or about the premises.

Section 11

Prohibition Against Activities Increasing Fire Insurance Rates

Lessee shall not do or suffer anything to be done on the premises which will cause an increase in the rate of fire insurance on the building.

Section 12

Accumulation of Waste of Refuse Matter

Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.

Section 13

Abandonment

Lessee shall not, without first obtaining the written consent of the lessor, abandon the premises, or allow the premises to become vacant or deserted.

Section 14

Assignment or Sublease

Lessee shall not, without first obtaining the written consent of the lessor, assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of such premises. This covenant shall be binding upon the legal representatives of lessee, and upon every person to whom lessee’s interest under this lease passes by operation of law.

Section 15

Compliance with Rules and Regulations

Lessee shall observe and comply with the rules and regulations attached as Attachment A, which are made part of this agreement, and with any further reasonable rules and regulations as lessor may prescribe, on written notice to the lessee, for the safety, care, and cleanliness of the building and the comfort, quiet, and convenience of other occupants of the building.

Section 16

Utilities

Lessor agrees to furnish lessee, at lessor’s expense, the following utilities related to the premises: water in the restroom areas located in building entrance lobby; heat and air-conditioning during the hours of 8am to 5pm on business days; electricity for usual office requirements. Lessee shall not use any electrical equipment which in lessor’s reasonable opinion will overload the wiring installations or interfere with the reasonable use of such installations by lessor or other tenants in the building

Section 17

Cleaning Services

Lessee agrees to self clean the premises or provide, at lessee’s expense, cleaning services for the premises.

Section 18

Damages to Building

If the building is damaged by fire or any other cause to such an extent that the cost of restoration, as reasonably estimated by lessor, will equal or exceed twenty-five (25) percent of the replacement value of the building (exclusive of foundations) just prior to the occurrence of the damage, then lessor may, no later than the tenth (10th) day following the damage, give lessee a notice of election to terminate this lease, or if the cost of restoration will equal or exceed twenty-five (25) percent of such replacement value and if the premises shall not be reasonably usable for the purposes for which they are leased under this agreement, then lessee may, no later than the tenth (10th) day following the damage, give lessor a notice of election to terminate this lease. In event of either such election this lease shall be deemed to terminate on the first day after the giving of such notice, and lessee shall surrender possession of the premises within a reasonable time thereafter, and the rent, and any additional rent, shall be apportioned as of the date of the surrender and any rent paid for any period beyond this date shall be repaid to tenant.

In any case in which use of the premises is affected by any damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the premises are not reasonably usable for the purpose for which they are leased under this agreement. The words “restoration” and “restore” as used in this Section shall include repairs. If the damage results from the fault of the lessee, or lessee’s agents, servants, visitors, or licensees, lessee shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that lessor receives the proceeds of rent insurance in lieu of such rent.

Section 19

Eminent Domain

If the cost of restoration as estimated by lessor shall amount to less than twenty-five (25) percent of the replacement value of the building, or if, despite the cost, lessor does not elect to terminate this lease, lessor shall restore the building and the premises with reasonable promptness, subject to delays beyond lessor’s control and delays in the making of insurance adjustments between lessor and their insurance carrier, and lessee shall have no right to terminate this lease except as provided in this lease. Lessor need not restore fixtures and improvements owned by tenant.

If the premises or any part of the premises or any estate in the premises, or any other part of the building materially affecting lessee’s use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such a taking. The rent, and any additional rent, shall be apportioned as of the termination date and any rent paid for any period beyond that date shall be repaid to lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu of such payment, but lessee may file a claim for any taking of fixtures and improvements owned by lessee, and for moving expenses.

Section 20

Lessor’s Remedies on Default

If lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this agreement, lessor may give lessee notice of default and if lessee does not cure any rent, or additional rent, default within ten (10) days, or other default within ten (10) days, after the giving of notice (or if any other default is of such a nature that it cannot be completely cured within such a period, if lessee does not commence curing within such ten (10) days and thereafter proceed with reasonable diligence and in good faith to cure such a default), then lessor may terminate this lease on not less than thirty (30) days’ notice to lessee. On the date specified in the notice the term of this lease shall terminate and lessee shall then quit and surrender the premises to lessor, but lessee shall remain liable as provided below. If this lease shall have been so terminated by lessor, lessor may at any time thereafter resume possession of the premises by any lawful means and remove lessee or other occupants and their effects.

Section 21

Deficiency

In any case where lessor has recovered possession of the premises by reason of lessee’s default, lessor may, at lessor’s option, occupy the premises or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the premises or any part of the premises as agent of lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this lease, at lessor’s option, and receive the rent. Rent so received shall be applied first to the payment of such expenses as lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys’ fees, and then to the payment of damages in amounts equal to the rent under this agreement and to the cost and expenses of performance of the other covenants of lessee as provided in this lease. Lessee agrees, in any such case, whether or not lessor has relet, to pay to lessor damages equal to the rent and other sums agreed to be paid by lessee, less the net proceeds of the reletting, if any, and the damages shall be payable by lessee on the several rent days specified above. In reletting the premises, lessor may grant rent concessions, and lessee shall not be credited with such concessions. No such reletting shall constitute a surrender and acceptance or be deemed evidence of a surrender and acceptance. If lessor elects, pursuant to this agreement, actually to occupy and use the premises or any part of the premises during any part of the balance of the term as originally fixed or since extended, there shall be allowed against lessee’s obligation for rent or damages as defined in this lease, during the period of lessor’s occupancy, the reasonable value of such occupancy, not to exceed in any event the rent reserved in this lease, and such occupancy shall not be construed as a relief of lessee’s liability under this agreement.

Lessee waives all right of redemption to which lessee or any person claiming under lessee might be entitled by any law now or hereafter in force. Lessor’s remedies under this agreement are in addition to any remedy allowed by law.

Section 22

Effect of Failure To Insist on Strict Compliance With Conditions

The failure of either party to insist on strict performance of any covenant or condition of this agreement, or to exercise any option contained in this lease, shall not be construed as a waiver of such covenant, condition, or option in any other instance. This lease cannot be changed or terminated orally.

Section 23

Collection of Rent from Any Occupant

If the premises are sublet or occupied by anyone other than lessee and lessee is in default under this agreement, or if this lease is assigned by lessee, lessor may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent. No such collection shall be deemed a waiver of the covenant in this lease against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as lessee, or a release of lessee from further performance of the covenants contained in this lease.

Section 24

Subordination of Lease

This lease shall be subject and subordinate to all underlying leases and to mortgages and trust deeds which may now or subsequently affect such leases or the real property of which the premises form a part, and also to all renewals, modifications, consolidations, and replacements of the underlying leases and the mortgages and trust deeds. Although no instrument or act on the part of lessee shall be necessary to effectuate such a subordination, lessee will, nevertheless, execute and deliver any further instruments confirming such a subordination of this lease as may be desired by the holders of the mortgages and trust deeds or by any of the lessors under the underlying leases. Lessee appoints lessor attorney in fact, irrevocably, to execute and deliver any such instrument for lessee. If any underlying lease to which this lease is subject terminates, lessee shall, on timely request, attorn to the owner of the reversion.

Section 25

Security Deposit

Lessee will not be required to deposit with lessor a security deposit under this lease agreement.

Section 26

Lessor’s Right To Cure Lessee’s Breach

If lessee breaches any covenant or condition of this lease, lessor may, on reasonable notice to lessee (except that no notice need be given in case of emergency), cure such breach at the expense of lessee and the reasonable amount of all expenses, including attorneys’ fees, incurred by lessor in so doing (whether paid by lessor or not) shall be deemed additional rent payable on demand.

Section 27

Mechanics’ Lien

Lessee shall within ten (10) days after notice from lessor discharge any mechanics’ liens for materials or labor claimed to have been furnished to the premises on lessee’s behalf.

Section 28

Notices

Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered or certified mail in an addressed postpaid envelope; if to lessee, at the above described building; if to lessor, at lessor’s address as set forth above; or, to either, at any other address as lessee or lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, upon delivery, and if mailed, upon the first day after the mailing of such notice.

Section 29

Lessor’s Right to Inspection, Repair, and Maintenance

Lessor may enter the premises at any reasonable time upon adequate notice to lessee (except that no notice need be given in case of emergency when no notice will be necessary regardless of the time) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as lessor deems necessary or desirable. Lessee shall have no claim or cause of action against lessor by reason of such entry unless lessor’s agents are found to have removed, altered, read, or otherwise disturbed any records of lessor or any customer of lessor located on or in the premises.

Section 30

Interruption of Services or Use

Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond lessor’s control whether similar or dissimilar to those enumerated, shall not entitle lessee to any claim against lessor or to any abatement in rent, and shall not constitute constructive or partial eviction, unless lessor fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the premises are rendered untenantable in whole or in part, for a period of five (5) business days, by the making of repairs, replacements, or additions, other than those made with lessee’s consent or caused by misuse or neglect by lessee or lessee’s agents, servants, visitors, or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

Section 31

Conditions of Lessor’s Liability

Lessee shall not be entitled to claim a constructive eviction from the premises unless lessee shall have first notified lessor in writing of the condition or conditions giving rise to such an eviction, and, if the complaints be justified, unless lessor shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

Section 32

Lessor’s Right To Show Premises

Lessor may show the premises to prospective purchasers and mortgagees and, during the two months prior to termination of this lease, to prospective tenants, during business hours upon reasonable notice to lessee.

Section 33

Effect of Other Representations

No representations or promises shall be binding on the parties to this agreement except those representations and promises contained in this lease, or in some future writing signed by the party making such representations or promises.

Section 34

Peaceful Enjoyment

Lessor covenants that if, and so long as, lessee pays the rent, and any additional rent as provided in this lease, and performs the covenants of this lease, lessee shall peaceably and quietly have, hold, and enjoy the premises for the term mentioned in this lease, subject to the provisions of this lease.

Section 35

Lessee’s Certification as To Force and Effect of Lease

Lessee shall, from time to time, upon not less than five (5) days’ prior written request by lessor, execute, acknowledge, and deliver to lessor a written statement certifying that the lease is unmodified and in full force and effect, or that the lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and other charges have been paid; and, whether or not to the best of lessee’s knowledge lessor is in default under this lease and, if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of lessor’s interest or mortgagee of lessor’s interest or assignee of any mortgage upon lessor’s interest in the building.

Section 36

Waiver of Jury Trial

To the extent such a waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this lease or the premises.

Section 37

Section Headings

The Section headings in this lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this lease or any of its provisions.

Section 38

Binding Effect on Successors and Assigns

The provisions of this lease shall apply to, bind, and inure to the benefit of lessor and lessee, and their respective heirs, successors, legal representatives, and assigns. It is understood that the term “lessor” as used in this lease means only the owner, a mortgagee in possession, or a term lessee of the building, so that in the event of any sale of the building or of any lease of the building, or if a mortgagee shall take possession of the premises, the lessor shall be entirely freed and relieved of all covenants and obligations of lessor subsequently accruing under this agreement. It shall be deemed without further agreement that the purchaser, the term lessee of the building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of the lessor under this agreement.

Dated this 31 day of Jan, 2013.

LESSOR: MarCor Properties		LESSEE: Commerce Union Bank

By:		By:

	Partner		President & CEO

Attachment A

The following rules and regulations as well as the rules and regulations that may be adopted in the future by lessor for the safety, care and cleanliness of the premises, and the preservation of such premises, are expressly made a part of the attached lease, and lessee agrees to obey all the rules and regulations contained in these rules and regulations or to be added to these rules and regulations.

Rules and Regulations

1. Obstruction of Passageways

The sidewalks, entrances, passages, courts, vestibules, corridors and public parts of the building shall not be obstructed or encumbered by lessee or used by lessee for any purposes other than ingress and egress.

2. Projections from Building

No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the windowsills of the building, or otherwise affixed so as to project from the building, without the prior written consent of lessor.

3. Signs

No sign or lettering shall be affixed by lessee to any part of the outside of the premises, or any part of the inside of the premises so as to be clearly visible from the outside of the premises, without the prior written consent of lessor. However, lessee shall have the right to place its name on the inside door leading into the premises; the size, color, and style of the name to be subject to the lessor’s approval, which approval shall not be unreasonably withheld. Lessee may purchase and have installed, at lessee’s expense, a sign to be added to the main sign at the street entrance to 922 Harpeth Valley Place. Lessee’s sign shall be installed below the sign of MarCor Construction, Inc.

4. Windows

Windows in the premises shall not be covered or obstructed by lessee. No bottles, parcels, or other articles shall be placed on the windowsills, in the halls, or in any other part of the building other than the leased premises. No article shall be thrown out of the doors or windows of the premises.

5. Floor Mats

To better protect the flooring in the premises, lessee shall use chair mats under all office chairs.

6. Interference With Occupants of Building

Lessee shall not make, or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them.

7. Locks; Keys

No additional locks or bolts of any kind shall be placed on any of the doors or windows by lessee. Lessee shall, on the termination of lessee’s tenancy, deliver to lessor all keys to any space within the building, either furnished to or otherwise procured by lessee, and in the event of the loss of any keys furnished, lessee shall pay to lessor the cost of such keys.

8. No nonobservance or Violation of Rules By Other Tenants

Lessor shall not be responsible to lessee for the nonobservance or violation of any of these rules and regulations by any other tenants.

9. Operation of Hazardous Machinery on Premises

Lessee shall not put up or operate any engine, boiler, machinery, or stove on the premises or carry on any mechanical business on the premises, or use oil, gas, or any burning fluid for heating, warming or lighting, or anything except incandescent or fluorescent electric lights, without the written consent of lessor first being obtained and indorsed on this lease. All stoves that may be allowed in the premises shall be placed and installed according to city ordinances. No articles deemed extra hazardous on account of fire, and no explosives, shall be brought into the premises.

10. Right of Entry of Lessor

Lessor, or its officers or agents, shall have the right to enter the premises to examine the same, or to make any repairs, alterations and additions as he or she or they shall deem necessary for the safety, preservation and improvement of the premises or building (subject to the limitations set out in Section 29 of the Lease Agreement); and lessor or its officers or agents may place on the windows and bulletin boards of the premises a notice “to rent,” for one month prior to the expiration of this lease.

11. Restrictions on Use of Premises

The premises leased shall not be used for the purpose of lodging or sleeping rooms, or for any immoral or illegal purposes.

12. Additional Rules

Lessor reserves the right to make any other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the building and for the preservation of good order in the building.

13. Waiver

The lessee and lessor understand and agree that no assent or consent to changes in or waiver of any part of this lease, in spirit or letter, shall be deemed or taken as made except as the same are done in writing and indorsed on the lease by lessor.

14. Repairs After Vacation of Premises

Lessor reserves the right to enter on any premises vacated by lessee before the termination of lease to make repairs and alterations.